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                                                                     Exhibit 4.2

                                    FORM OF

                    UNITED PARCEL SERVICE OF AMERICA, INC.,

                          UNITED PARCEL SERVICE, INC.

                                      and

                                CITIBANK, N.A.
                                  as Trustee

                  ___________________________________________

                         FIRST SUPPLEMENTAL INDENTURE
                          Dated as of March __, 2000

                                 Amending the

                                   INDENTURE
                         Dated as of January 26, 1999

                  ___________________________________________

                            SENIOR DEBT SECURITIES


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     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March __, 2000 (herein called the "Supplement"), is by and among United Parcel Service of America, Inc., a Delaware corporation (the "Issuer"), United Parcel Service, Inc., a Delaware corporation ("UPS"), and Citibank, N.A. a national banking association, as Trustee (the "Trustee").

                                   RECITALS
                                   --------

     WHEREAS, the Issuer and the Trustee executed and delivered the Indenture, dated as of January 26, 1999 (the "Indenture"), providing for the issuance thereunder by the Issuer and the authentication and delivery by the Trustee, of the Issuer's unsecured Senior Debt Securities in one or more series;

     WHEREAS, in connection with the initial public offering by UPS in 1999, UPS and the Issuer completed a corporate reorganization whereby Issuer became a wholly owned direct subsidiary of UPS (the "Merger");

     WHEREAS, UPS has adopted and assumed the Form S-3 Registration Statement filed by Issuer with the Securities and Exchange Commission (the "SEC") on July 18, 1996 (Registration No. 333-08369) and amended by pre-effective amendment No. 1 filed on January 26, 1999 and post-effective amendment No. 1 filed on March ___, 2000, the result of which was to cause UPS to become the registrant under such Registration Statement and the registered debt shelf program (the "Shelf Program") established therein;

     WHEREAS, UPS has assumed, where necessary, the documents and other agreements relating to the Shelf Program;

     WHEREAS, pursuant to the provisions of Section 9.01 of the Indenture, UPS desires by this Supplement to adopt and assume the covenants of the Issuer contained in the Indenture;

     WHEREAS, Section 9.01 of the Indenture provides for the execution and delivery by the Issuer and, subject to the provisions of Section 9.03 of the Indenture, by the Trustee, of one or more supplemental indentures, without the consent of the Holders of the Securities, for the purposes specified therein; and

     WHEREAS, all things necessary to make this Supplement, when executed and delivered by the Trustee, the valid agreement of the Issuer and UPS in accordance with its terms have been done.

     NOW THEREFORE, for and in consideration of mutual benefits and agreements between the parties hereto, UPS, the Issuer and the Trustee mutually covenant and agree for the benefit of the Holders as follows:
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     1.   Definitions.  Except as otherwise expressly provided herein, all
          -----------
capitalized words and terms used herein shall have the respective meanings ascribed thereto in Article One of the Indenture.

     2.   Successor Substitution. UPS hereby acknowledges and agrees that it has
          ----------------------
succeeded the Issuer as the Issuer under the Indenture, and does hereby assume and agree to perform, from and after the effective date of the Supplement, all of the covenants and obligations of the Issuer under the Indenture and does otherwise agree to be bound by and subject to the terms and provisions of the Indenture in each and every respect as if it had been initially named as the Issuer therein. Without in any way limiting the generality of the foregoing, UPS hereby agrees to be liable for the due and punctual payment of principal of (and premium, if any) and interest on all of the Securities issued under the Indenture after the date of this Supplement and to perform all the Issuer's covenants and obligations under the Indenture.

     3.   Representations of UPS.  UPS hereby represents and warrants to the
          ----------------------
Trustee that as of the date hereof;

     (a) UPS is a corporation validly existing and in good standing under the laws of the State of Delaware; and

     (b) no Default or Event of Default will result or has resulted from the execution and delivery of this Supplement.

     4.   Effectiveness.  This Supplement shall take effect on the date hereof,
          -------------
in accordance with the provisions of Article Nine of the Indenture. Subject to the foregoing, the provisions of this Supplement shall be deemed to be, and shall be construed as part of, the Indenture to the same extent as if set forth fully therein. All references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Indenture as amended by this Supplement.

     5.   Construction with Indentures.  All of the covenants, agreements and
          ----------------------------
provisions of this Supplement shall be deemed to be and construed as part of the Indenture and vice versa to the same extent as if fully set forth verbatim therein and herein, and shall be fully enforceable in the manner provided in the Indenture. Except as provided in this Supplement, the Indenture shall remain in full force and effect and the terms and conditions thereof are hereby confirmed.

     6.   Conflict with Trust Indenture Act.  If any provision hereof limits,
          ---------------------------------
qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern the Indenture or this Supplement, the latter provision shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplement as so modified or to be excluded, as the case may be.

     7.   General.  (a) the Section headings herein are for convenience only and
          -------
shall not affect the construction hereof; (b) in case any provision in this Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in

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any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law; (c) nothing in this Supplement or the Indenture or in the Securities, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Supplement or the Indenture. Neither this Supplement nor the Indenture may be used to interpret another indenture, loan agreement or debt agreement of the Issuer, UPS or any of their respective Subsidiaries. No such other indenture or loan or debt agreement may be utilized to interpret this Supplement or the Indenture; (d) this Supplement shall be governed by and construed in accordance with the laws of the State of New York, and (e) all parties may sign any number of copies or counterparts of this Supplement. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.


                        [Signatures on Following Page]

                                       3
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     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed, all as of the day and year first above written.



                              UNITED PARCEL SERVICE OF AMERICA, INC.


                              By:_________________________________________
                              Name:_______________________________________
                              Title:______________________________________



                              UNITED PARCEL SERVICE, INC.


                              By:_________________________________________
                              Name:_______________________________________
                              Title:______________________________________



                              CITIBANK, N.A.


                              By:_________________________________________
                              Name:_______________________________________
                              Title:______________________________________